UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

CARDINAL ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 459-4959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2014, Cardinal Energy Group, Inc. (“Cardinal” or, the “Company”) entered into binding term sheets (“Binding Term Sheets”) for the purchase and sale of 100% working interests in and to various oil & gas leases in Pawnee County, Kansas (the “Leases”, a copy of which is filed as an exhibit to this Current Report on Form 8-K). At the request of the sellers (“Leasehold Owners”), the Company has entered into 16 separate Binding Term Sheets, one with each of the selling Leasehold Owners (the list of 16 selling Leasehold Owners is filed as an exhibit hereto).

Neither the Company, nor any affiliate, has other material relationships with any of the 16 selling Leasehold Owners.

The Binding Term Sheets provide that Cardinal will pay total compensation of $18.5 million in cash and $4 million in restricted shares of Cardinal Energy Group stock in consideration for the Leases. Consideration shall be paid on a pro rata basis to each individual Leasehold Owner, based upon their ownership interests. The Closing Date of the transactions is February 28, 2014, and may be postponed until March 5, 2014.  In the event Cardinal is not able to close the transaction on or before March 5, 2014, then the selling Leasehold Owners are entitled to $2 million in shares of Cardinal’s restricted stock as liquidated damages.

In addition, On January 24, 2014, Cardinal entered into a related binding term sheet with Downing-Nelson Oil Co., Inc. for the Purchase and Sale of the Operations for Oil & Gas Interests in Pawnee County Kansas (“Operations Term Sheet”).  The Operations Term Sheet provides that Cardinal will pay Downing-Nelson $500,000 for the operations and that the transaction will close simultaneously with the Purchase and Sale of the Leases. If the Purchase and Sales Agreements for the Leases should not be consummated for whatever reason, then the obligations of the parties pursuant to the Operations Term Sheet shall become null and void.

The foregoing description of the Binding Term Sheets and Operations Term Sheet are qualified in their entirety by reference to the full text of the Binding Term Sheets and Operations Term Sheet, which will be filed as an exhibit to Cardinal’s Annual report on Form 10-K for the fiscal year ended December 31, 2013. Interested parties should read this document in its entirety.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	List of Selling Leasehold Owners and their respective ownership interests.
10.2	Pawnee County, Kansas Oil & Gas Leases

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Date: January 29, 2014	BY:	/s/ Timothy W. Crawford
Timothy W. Crawford,
Chief Executive Officer